                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No. __)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 12a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             HEARTLAND GROUP, INC.
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
    ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ____________________________________________________________________
     2)  Aggregate number of securities to which transaction applies:

         ____________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________
     4)  Proposed maximum aggregate value of transaction:

         ____________________________________________________________________
     5)  Total fee paid:

         ____________________________________________________________________

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ____________________________________________________________________
     2)  Form, Schedule or Registration Statement No.:

         ____________________________________________________________________
     3)  Filing Party:

         ____________________________________________________________________
     4)  Date Filed:

         ____________________________________________________________________

                         [Heartland Funds Letterhead]



                                            June 30, 2000



Dear Government Fund Shareholder:

     I am writing to you to ask you to vote on a proposed Plan of Liquidation for the Heartland Government Fund. This action requires the approval of the majority of shareholders of record on June 26, 2000 at a special shareholder meeting scheduled for August 8, 2000 at the offices of Heartland Advisors.

     Your Board of Directors, the majority of whom are not affiliated with Heartland Advisors, has unanimously approved the proposed Plan, and recommends that you vote in favor of it. This package contains important information about the proposal and the proxy card you will need to vote.

Why is your Board and Fund Management taking this action?

     After careful consideration, the Board determined that some action was required because of the Fund's net shareholder redemptions, declining Fund assets, and a rising expense ratio. These factors contributed to the Fund's below average investment performance. After exploring several different options, the Board concluded a liquidation would allow Fund investors to make their own individual investment decisions.

     As the enclosed material explains, you may exchange or redeem your shares at any time on or before the scheduled date of the liquidation. If your current investment is in a Heartland Funds IRA, you may make a tax-free exchange into another Heartland Fund or transfer or roll over your account to another IRA sponsor. If your current investment is in a regular account, you still may make an exchange or redemption, but it will be considered a taxable event. If you do nothing, we will liquidate your account and send you a check for the proceeds. The liquidation will be a taxable event for both IRA and regular accounts.

     Enclosed with this letter is a detailed proxy statement which includes a question and answer summary. After you have taken the time to carefully review the material, we ask you to vote promptly by either completing and returning the enclosed proxy card or by calling the special toll free number on the card. Please note that you will receive a separate proxy card for each Government Fund account you have.

     I invite you to contact our Shareholder Services Department at toll free number 1-800-611-0993 regarding this matter. One of our representatives will be happy to answer any questions you may have. They also can assist you in exchanging or redeeming your shares or arranging for you to talk with one of our investment consultants who can discuss additional investment options with you.

     I am grateful for your past interest in the Heartland Government Fund and hope that we can continue to serve you as an investor in one of our other Heartland Funds.

                                    Sincerely,


                                    William J. Nasgovitz
                                    President

                        IMPORTANT QUESTIONS AND ANSWERS
      REGARDING THE PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION FOR THE
                                GOVERNMENT FUND


     Although you should read the full text of the enclosed proxy statement, we hope the following information will assist you in understanding the voting procedures and information on the Proposal itself. After reading this information and the proxy statement, please vote promptly. Your prompt vote will help avoid the expense of having to solicit your proxy again.


                              GENERAL INFORMATION

Why is the Plan of Liquidation being recommended?

     Your Board of Directors believes the Fund will continue to experience sub-optimal performance because of shrinking assets and a rising expense ratio, because of an extended period over which bonds have been disfavored as an asset class and because of the number of mutual funds within its peer group that have significant economies of scale that contribute to better investment returns.

     After considering the possibility of achieving better economies of scale for the Fund through a merger or sale of the Fund or the retention of a sub-adviser, the Directors decided that the Fund's investors had chosen the Fund because of Heartland Advisors' investment style and expertise. The Directors believed investors would prefer to make their individual choices of an alternative investment, which is facilitated by a liquidation of the Fund. Other options would have resulted in the Fund having a new advisor. Further, although the liquidation would be a taxable event, it is believed that few, if any, shareholders will recognize a capital gain on their liquidation proceeds given depreciation in the Fund's net asset value over the past several years.

Who is asking for my vote?

     The Board of Directors of your Fund is soliciting your vote. Your Directors, a majority of who are independent of Heartland Advisors, unanimously approved the Proposal and recommend that you vote in favor of the liquidation.

Assuming the proposed Plan of Liquidation is approved, what options do I have with my Government Fund investment? Will I be able to redeem or exchange?

     You may redeem or exchange your Government Fund shares at any time through the date of the liquidation, which is scheduled for August 9th. However, redemptions by systematic withdrawal or automatic exchange will be suspended after July 31, 2000.

     Please remember, because you were a shareholder of record on the meeting record date, June 26, 2000, it is still very important for you to vote regardless of whether you remain invested in the Fund or redeem or exchange prior to the scheduled liquidation.

     If you choose to remain in the Fund, you will receive your portion of the liquidation proceeds by check along with a confirmation statement shortly after the liquidation date. Your share of the proceeds will be based upon the number of shares that you own and the final net asset value of the Fund. If you choose to exchange into another Heartland Fund or redeem, please call our Shareholder Services Department at 1.800.432.7856 or your financial intermediary for further instructions.

What if I hold my shares in an IRA sponsored by Heartland Funds?

     If your shares are held in an IRA sponsored by the Heartland Funds, and you do not exchange your shares for a different Heartland Fund or transfer or roll over your account to another IRA sponsor prior to the liquidation date, your current IRA custodian, Firstar Bank, N.A., will liquidate your account. For tax purposes, the liquidation will be reported as a taxable distribution and mandatory federal income tax withholding will apply. You will be mailed a check for the net proceeds. Firstar Bank, N.A. hereby notifies you that it will resign as custodian of that portion of your IRA assets invested in the Government Fund on the date of the Fund's liquidation.

     For forms and further instructions on exchanging, transferring or rolling over your IRA, please call our Shareholder Services Department at
1.800.432.7856. Heartland Advisors has undertaken to pay any annual maintenance fee for the year 2000 and any distribution or transfer fees your custodian may charge in connection with the Government Fund shares you held as of the meeting record date, June 26, 2000.

What are the tax consequences of the Plan of Liquidation for me?

     The liquidation will be a taxable event to shareholders with taxable accounts. If your account is taxable, you will recognize a gain or loss with respect to the shares liquidated in your account based on the difference between the value of those shares on the liquidation date and the cost basis of those shares. The gain or loss will be characterized as long term or short term depending on whether you held those shares for more or less than one year.

     On or before January 31, 2001, you will be mailed Forms 1099-Div and 1099-B reporting the dividend income you earned on your shares through the liquidation date and the gross proceeds of your liquidation. If your shares are held in an IRA, you will be mailed a Form 5498 on or before May 31, 2001 reporting any contributions you invested in the Fund for the year 2000 and, if your proceeds are liquidated or distributed in connection with the Fund liquidation, you also will be mailed a Form 1099-R on or before January 31, 2001.

     Shareholders are invited to consult with their own tax advisers for advice regarding the tax consequences of the Plan of Liquidation given their particular situation.

How will the Fund be managed until liquidation?

     Because the officers of the Fund believe the level of redemption activity will be higher than normal through the liquidation date, the Fund plans to hold a significant percentage of its assets in cash and cash equivalents through the liquidation date. This is expected to reduce returns during the period. However, Heartland Advisors believes that the transaction costs incurred by the Fund in selling portfolio securities in anticipation of the liquidation should not be significant.

How will dividend payments be handled between now and the liquidation date and will there be additional dividend distributions on the liquidation date?

     The Fund accrues dividends daily and pays them monthly. July dividends will be paid in cash and reinvested if you have elected that option as usual. Dividends accrued in August will be paid with the liquidation proceeds. No other distributions are planned.

Will I be able to make additional investments in the Government Fund?

     You can continue to make purchases through July 31, 2000. Thereafter, purchases generally will not be permitted.

Whom do I call if I have questions after reading these materials?

     If you have questions about the meeting or the proposal after reading this material and the proxy statement, please call one of our Shareholder Services Representatives at our toll free proxy number, 1-800-611-0993. Please note that if you hold your shares through a financial intermediary, you may receive a call from our proxy solicitor, D.F. King & Co., reminding you to vote and offering their assistance in the voting process.


                               VOTING PROCEDURES

How many votes am I entitled to cast?

     Enclosed with your proxy statement is a separate proxy card (or ballot) for each account you have with the Government Fund. The card lists the number of shares held in your account as of record date, June 26, 2000. You are entitled to one vote for each share you owned on that date.

How do I vote my shares?

     You may vote in two easy ways. Please choose the way that is most convenient for you.

     By Phone: If you hold your shares directly with the Government Fund's transfer agent (and not through an intermediary such as a broker/dealer), you may vote by calling the telephone number listed on your proxy card. You also will need to provide the control number on your card. Please note that the telephone number listed on your proxy card is for the agent of our proxy tabulator and is not a number for the Heartland Funds.

     You do not need to return your proxy card if you vote by phone.

     By Mail: You also may vote by completing and signing the enclosed proxy card and mailing it in the enclosed postage paid envelope. Please be sure to sign your name exactly as it appears in your account registration as shown on the card. If you are signing as an officer of a company, a trustee or other fiduciary, please indicate your capacity next to your signature.

     If you hold your shares through an intermediary, please refer to your proxy card to determine how you are permitted to vote your shares. Be sure to follow the instructions provided on the proxy card.

     Please do not enclose any purchase checks or other information with your proxy card because the envelope will be mailed directly to the Fund's proxy tabulator.



                               ________________

                             HEARTLAND GROUP, INC.
                           Heartland Government Fund

                            789 North Water Street
                          Milwaukee, Wisconsin 53202
                                (414) 289-7000
                            www.heartlandfunds.com

                            _______________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                August 8, 2000
                            _______________________


To the Shareholders of
HEARTLAND GOVERNMENT FUND

     A Special Meeting of the Shareholders ("Meeting") of the Heartland Government Fund (the "Fund") of Heartland Group, Inc. will be held on the fourth floor of the offices of Heartland Advisors, Inc., 789 North Water Street, Milwaukee, Wisconsin 53202, on Tuesday, August 8, 2000, at 10:00 a.m. local time, for the following purposes:

     1. To consider and adopt a Plan of Liquidation pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders; and

     2. To transact such other business as may properly come before the meeting.

     Shareholders of record as of the close of business on June 26, 2000, are entitled to notice of and to vote at the Meeting. If you do not sign and return the proxy card promptly, the Fund may incur the additional expense of subsequent mailings.


                                    By Order of the Board of Directors



                                    JILAINE HUMMEL BAUER
                                    Secretary

June 30, 2000

Shareholders are invited to attend the special meeting in person. Whether or not you plan to attend in person, all shareholders are urged to vote promptly by completing and returning the enclosed proxy, in the envelope provided. Your vote is important, no matter how large or small your holdings may be.

                             HEARTLAND GROUP, INC.
                           Heartland Government Fund
                            789 North Water Street
                          Milwaukee, Wisconsin 53202
                            ______________________

                                PROXY STATEMENT
                        Special Meeting of Shareholders
                                August 8, 2000
                             _____________________

                                 INTRODUCTION

     This Proxy Statement is furnished to the shareholders of the Heartland Government Fund (the "Fund") by its Board of Directors in solicitation of shareholder votes at the Fund's Special Meeting of Shareholders ("Meeting"). The meeting is scheduled to be held on the fourth floor of Heartland Advisors, Inc., 489 North Water Street, Milwaukee, Wisconsin 53202, on Tuesday, August 8, 2000 at 10:00 a.m., local time. The purpose of the meeting is to consider and vote on a Plan of Liquidation for the Fund (the "Plan"). The Board of Directors, including all of the independent directors, recommends that you vote in favor of the Plan. Subject to Shareholder approval, the liquidation would take place on or about August 9, 2000.

     Only the shareholders of record at the close of business on June 26, 2000 ("the Record Date") are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. As of the Record Date there were _________________ issued and outstanding shares of common stock of the Fund. Each share issued and outstanding will be entitled to one vote, and each fractional share issued and outstanding will be entitled to a proportionate share of one vote, at the Meeting. The Notice of Special Meeting, Proxy Statement and the form of Proxy was first mailed to shareholders on or about June 30, 2000.


                      SOLICITATION AND VOTING INFORMATION

     Quorum. One-third of the shares outstanding on the Record Date, represented in person or by Proxy, must be present for the transaction of business at the Meeting. If a quorum is present at the Meeting, but sufficient votes to approve the Plan are not received, the persons named as Proxies (or their substitutes) may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by Proxy. The persons named as Proxies will vote those Proxies that they are entitled to vote FOR adoption of the Plan in favor of an adjournment, and will vote those Proxies required to be voted AGAINST adoption of the Plan against such adjournment. A shareholder vote may be taken on the Plan prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     Required Vote. The favorable vote of the holders of "the majority of the outstanding shares entitled to vote," either in person or by Proxy, at the Meeting, provided a quorum is present, is required for adoption of the Plan. The Investment Company Act of 1940 defines "a majority of the outstanding shares entitled to vote" for this purpose as the lesser of: (a) more than fifty percent (50%) of all outstanding shares entitled to vote; or (b) at least two-thirds of all shares entitled to vote which are represented in person or by proxy at a meeting at which more than 50% of the outstanding shares are represented either in person or by proxy. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the meeting.

     A Proxy may be revoked at any time prior to its use (a) by written notice of its revocation to the Secretary of the Fund at the above address prior to the Meeting; (b) by the subsequent execution and return of another Proxy prior to the Meeting; or (c) by being present and voting at the meeting, and giving oral notice of revocation to the Chairman of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of your Proxy.

     Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to the Plan. "Broker non-votes" are shares held by a broker or nominee for which an executed Proxy is received by the Fund, but are not voted as to the Plan because instructions have not been received from the beneficial owners or person entitled to vote and the broker or nominee does not have discretionary voting power.

     Proxy Solicitation. Solicitation of proxies will be conducted principally by the mailing of this Proxy Statement and the accompanying proxy card. Proxies also may be solicited in person, by telephone, or by facsimile by the Fund's investment advisor, Heartland Advisors, Inc. ("Heartland Advisors") or D.F. King & Co., Inc. Authorizations to execute proxies may be obtained by telephone or electronically. If proxies are executed pursuant to telephonic or electronic authorization, Heartland will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded.

     Expenses in connection with the solicitation of proxies, including any expenses in connection with telephone voting, will be borne by the Fund's investment advisor, Heartland Advisors. Upon request, Heartland Advisors will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of shares which such persons hold of record. Additional solicitation may be performed by officers and employees of Heartland Advisors, without special compensation, or by third party solicitors. The Fund has engaged D.F. King & Co., Inc. to be available to assist in the solicitation of proxies, if needed, for estimated fees of up to approximately $5,000 plus reasonable out-of-pocket expenses.

          PROPOSAL:  ADOPTION OF THE PLAN OF LIQUIDATION FOR THE FUND

     At a meeting of the Fund's Board of Directors held on June 8, 2000, the Directors approved a resolution to recommend to the Fund's shareholders that the Fund be liquidated in accordance with the Plan. A copy of the Plan is attached as Appendix A to this Proxy Statement. All descriptions of the Plan in this
   ----------
Proxy Statement are qualified in their entirety by reference to the terms of the Plan.

     If the Plan is adopted by the Fund's shareholders, the Board of Directors will proceed on behalf of the Fund to implement the provisions of the Plan as expeditiously as they deem practicable and in accordance with Maryland law.
Such action will include, among other things, distribution to the shareholders of the Fund's remaining assets, which will be converted to cash, and termination of the Fund. The Advisor voluntarily has agreed to pay out of its own funds all costs of the liquidation, including the costs of preparing, printing and mailing this proxy statement, proxy solicitation and tabulation fees and other costs associated with the Meeting, legal fees and accounting fees, but excluding brokerage commissions incurred by the Fund in selling its portfolio securities, which will be borne by the Fund.

Background of and Reason for the Plan

     Although the Fund is mature, having commenced operations in April 1987, its assets have declined in recent years from a peak of approximately $67 million at the end of 1993 to a low of approximately $__ million on June 23, 2000.
Negative cash flows during this period have been exacerbated by growing asset concentration among the Fund's peers with the largest 20 mutual funds in its 571 member peer group accounting for 46% of the universe as measured by assets in mid-1999/1/.

     In addition, the shrinking size of the Fund has caused its gross operating expense ratio (annualized) to rise over this same period from 1.06% at the end of 1993 to ____% on June 23, 2000. As a result, in recent years Heartland Advisors has undertaken to waive its fees and pay other Fund operating expenses so that the Fund's expense ratio would not be excessive relative to its peers. For the Fund's 1999 fiscal year, these fee waivers and expense payments were $231,422. Despite these subsidies, due to asset concentration within a select number of its peers, the weighted expense ratio for the Fund's peer group has been far lower than even the Fund's subsidized expense ratio. In mid-1999 the weighted expense ratio for the peer group was 0.69% compared to the Fund's subsidized ratio of 0.80%1. As a result, Heartland Advisors decided not to renew its undertaking to waive fees and pay Fund operating expenses when it expired on April 30, 2000.

     With shrinking assets and a rising expense ratio, it has been increasingly difficult for the Fund to maintain competitive yields and returns and it has experienced sub-optimal performance over the near-term. As of March 31, 2000, measuring one-year total returns, Lipper, Inc. ranked the Fund in the bottom quartile of mutual funds in its U.S. Government

____________________

/1/ Report prepared by Investment Counseling, Inc.

category. As of the same date, the Fund's overall Morningstar rating was 2 stars compared to an average rating of 3.3 stars for all mutual funds in the Fund's intermediate-term Government category. The Fund's average annual total return for 1999 was -3.90% compared to 0.41% for the Lehman Intermediate Treasury Index for the same period. The Fund's performance in 1999 also caused its average annual total returns for the five-year period ending December 1999 to lag behind the Lehman Intermediate Treasury Index. Moreover, the volatility of the Fund's investment performance over recent years is believed to have contributed to the Fund's experience of net redemptions.

     Due to the combination of these factors and the fact that the bond market in general has been out of favor for some time, Heartland Advisors believes it will be difficult for the Fund to achieve meaningful asset growth and competitive expense levels and that net redemptions could further impair performance.

     Given this outlook, and its belief that the Fund required investment competencies different from its core competencies in the equity and municipal bond value disciplines, Heartland Advisors considered various strategic options for the Fund, but ultimately concluded that continuation of the Fund was no longer advisable, and recommended to the Fund's Board of Directors that the Fund be liquidated with all costs of the liquidation, including the cost of this proxy solicitation, to be borne by Heartland Advisors.

     On June 8, 2000, the Board of Directors of Heartland Group, Inc. formally met to consider Heartland Advisors' recommendation to liquidate the Fund. Although other options were discussed, including the possible merger of the Fund with another mutual fund and the possibility of retaining a sub-adviser, liquidation was determined to be the most viable option. A merger of the Fund with another similar mutual fund did not appear feasible due to the absence of a similar fund within the Heartland family of mutual funds, the small size of the Fund, the probability of a further reduction in its assets prior to completion of the merger and the expenses of the transaction. For the same reasons, management believed it to be unlikely that the Fund could be sold to another mutual fund complex. Finally, the possibility of retaining a sub-adviser to manage the Fund was believed to be remote because of Fund size, the limitation on the fees that could be paid to the sub-adviser and the possibility of continued net redemptions. Moreover, all of these options would have conflicted with the preference of many shareholders who invested in the Fund because Heartland Advisors' experience and investment style.

     The timing of the Board's consideration of a liquidation of the Fund was influenced by the announced intention of the Fund's portfolio manager to pursue other interests and the lack of assurance that a replacement portfolio manager could achieve acceptable investment performance. In reaching this decision and the decision that a liquidation was in the best interests of the Fund's shareholders, the Board reviewed and discussed information provided by management regarding the liquidation and authorized and approved the Plan after considering the following factors:

     1. The size of the Fund, the decline in size over the past five years and Heartland Advisors' belief that the Fund will continue to decline in size;

     2. The difficulties experienced by the Fund in realizing economies of scale because of its size, including the inability of the Fund to achieve competitive annual operating expense ratios even with fee waivers and expense reimbursements from Heartland Advisors, and Heartland Advisors' recent decision to discontinue future waivers and reimbursements;

     3. The likely adverse effects of higher operating expenses and net redemptions on the Fund's investment performance; and

     4. The lack of viable options, including the likely inability to find a suitable mutual fund complex interested in assuming sponsorship of the Fund through an acquisition, or an interested sub-adviser whose investment style and experience was sufficiently similar to that of Heartland Advisors.

Plan of Liquidation

     If the Plan is approved by shareholders, Heartland Advisors will proceed to sell all of the Fund's portfolio securities and other assets for cash. The Fund will apply the cash proceeds to the payment, satisfaction and discharge of all its existing debts and obligations and distribute the remaining proceeds to shareholders in a liquidating distribution. Thereafter, the Fund will terminate its operations, and wind up its affairs.

     If the Plan is approved on August 8, 2000, the Fund expects the liquidating distribution will be paid to shareholders on August 9, 2000. However, the exact date of the distribution depends on the time required to liquidate the assets of the Fund. Thus, while the Fund will be liquidated as expeditiously as is prudent upon approval of the Plan, there can be no guarantee that the liquidation will in fact be completed on August 9, 2000.

     Shareholders may redeem their shares at net asset value on any business day through and including the date of the liquidating distribution. Shareholders are directed to the section titled "Redeeming Shares" in the Fund's Prospectus for more information on redemptions. No shareholder will have any dissenter's rights or right of appraisal with respect to the liquidation and dissolution of the Fund.

Tax Consequences of the Plan to Shareholders

     The following is a summary of the federal income tax consequences to shareholders of implementing the Plan. Shareholders should consult with their own tax advisers for advice regarding the application of current federal tax law in their particular situations and with respect to state, local, foreign, and other tax consequences of the plan.

     The liquidation will be a taxable transaction to shareholders.
Shareholders will recognize a gain or loss with respect to liquidation proceeds they receive, based on the difference between the value of those proceeds and the shareholder's tax basis in the Fund shares surrendered in the liquidation. The gain or loss will be a long-term capital gain or loss if a shareholder has held the Fund shares as a capital asset for more than one year. Management believes that most shareholders of the Fund will recognize a capital loss because of the fact that the Fund's net asset value per share of $________ at June 23, 2000 is less than the net asset value per share at the end of each of the past five years ($9.11 in 1999, $10.06 in 1998, $9.85 in 1997, $9.54 in 1996
and $9.96 in 1995).

     The deduction of capital losses in excess of capital gains is limited. All capital gains and losses recognized by a shareholder in a year must be totaled, and any capital loss will be deductible only to the extent of capital gains plus, in the case of a non-corporate taxpayer, up to $3,000 of ordinary income. Non-corporate shareholders may carry forward their net capital loss in future years until the loss is exhausted. A corporation may not use a capital loss to offset ordinary income, but generally may carry a capital loss back three years and forward for five years. Currently the maximum federal ordinary income tax rate for an individual is 39.6%, and the maximum long-term capital gains tax rate is 20%. Short-term capital gains that are not offset against capital losses are taxed at the taxpayer's ordinary income tax rate.

     Immediately prior to completion of the liquidation, the Fund will make a final distribution of its net investment income and short-term capital gains, if any, which will be taxable to each shareholder as ordinary income. The Fund will pay its last monthly income dividend in July, with any additional dividends paid with the liquidation proceeds. The Fund will not have any short term capital gains. The Fund will also recognize gain or loss on the disposition of its portfolio securities in connection with the liquidation. However, it is expected that the Fund will have a net capital loss on the sale of its portfolio securities in the liquidation; given the fact that the Fund would have net capital losses of more than $2,000,000 if it had been liquidated on March 31, 2000. Moreover, on March 31, 2000, the Fund had federal income tax capital loss carry forwards of more than $6,000,000, which would be available to offset any gains realized by the Fund on the disposition of portfolio securities. The balance of the Fund's net capital loss carry forwards after disposition of its portfolio securities will not carry over or otherwise be available to offset any capital gains that the Fund shareholders may have in the future.

     The consummation of these and the other transactions contemplated by the Plan will be treated as a plan of complete liquidation for tax purposes.

     The Board of Directors of the Fund recommends that you vote FOR approval of
                                                                 ---
the plan of liquidation.

                                OTHER BUSINESS

     The Board of Directors has not been informed and is not aware that any other business will be brought before the Meeting other than the matter set forth in this Proxy Statement. However, it is the intention of the persons acting pursuant to the enclosed Proxy card to vote the shares represented by such Proxies in accordance with their best judgment with respect to any other matter that may be properly presented to the Meeting or any adjournment thereof. By signing and returning your Proxy card, you give the Proxy holder discretionary authority as to any such matter or matters.

                              SECURITY OWNERSHIP

     The following table sets forth information with respect to each shareholder that was known to hold of record or beneficially own 5% or more of the outstanding shares of the Fund as of June 16, 2000.

Name and Address                        Number of Shares              Percent of Fund
----------------                        ----------------------        ---------------
Charles Schwab & Co., Inc.                   ____________                 ______%
Attn:  Mutual Funds
101 Montgomery Street
San Francisco, CA 94104-4122

Washington State Funeral Directors           ____________                 ______%
 Association - Master Trust
2950 Northrup Way, Suite 105
Bellevue, WA 98004-1406

     As of June 16, 2000, the current directors and executive officers of the Fund beneficially owned shares of the Fund as follows:

Name                                              Number of Shares Beneficially Owned
----                                              -----------------------------------
William J. Nasgovitz                                     ______________

Nicole J. Best                                           ______________

Paul T. Beste                                            ______________

Kenneth J. Della                                         ______________

Scott R. Powell                                          ______________

Directors and executive officers as a group              ______________
(11 persons)

                            ADDITIONAL INFORMATION

Financial Statements

     The Fund's audited financial statements, the related footnotes and the Report thereon of PricewaterhouseCoopers, LLP, independent public accountants, contained in the Fund's Annual Report to Shareholders as of December 31, 1999 and for the fiscal year then ended are hereby incorporated by reference. The Fund's Annual and Semi-Annual Reports to Shareholders may be obtained as described below under the caption "Reports to Shareholders."

Service Providers

     Heartland Advisors, 789 North Water Street, Milwaukee, Wisconsin 53202, is the Fund's investment advisor. It also serves as the Fund's principal distributor and administrator. Firstar Bank, N.A., 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, is the Fund's custodian, and Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, is the Fund's transfer and dividend disbursing agent.

     PricewaterhouseCoopers LLP, 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, serves as independent accountants and auditors to the Fund. Representatives of PricewaterhouseCoopers will not be present at the Meeting.

Shareholder Meetings

     The Fund is not required to hold annual meetings of shareholders. The Fund is not required to hold a shareholder meeting in any year in which the election of directors, approval of an investment advisory agreement or ratification of the selection of independent public accountants is not required to be acted upon. Meetings of shareholders of the Fund will be held when and as determined to be necessary by the Board of Directors and as required by the Investment Company Act of 1940. However, shareholders of the Fund wishing to submit proposals for inclusion in a proxy statement for any future shareholder meetings should send their written proposals to the Secretary of the Fund, c/o Heartland Advisors, Inc., 789 North Water Street, Milwaukee, Wisconsin 53202.

Reports to Shareholders

     The Fund's Annual Report dated December 31, 1999, have been sent to shareholders of the Fund. Upon request, the Fund will furnish to shareholders, without a charge, a copy of its Annual Report. All shareholder requests should be directed to Heartland Advisors, Inc., 789 North Water Street, Milwaukee, Wisconsin 53202, by telephoning 1-800-432-7856 or by contacting our website at www.heartlandfunds.com. The SEC also maintains a website at www.sec.gov that contains documents filed by the Fund. Shareholders can read and print them by entering the EDGAR database on the SEC's website and following the directions.

                                    By Order of the Board of Directors



                                    JILAINE HUMMEL BAUER
                                    Secretary

Milwaukee, Wisconsin
June 30, 2000

                                                            Appendix A
                                                            ----------

                             HEARTLAND GROUP, INC.
                           HEARTLAND GOVERNMENT FUND
                              PLAN OF LIQUIDATION


     The following Plan of Liquidation (the "Plan") of the Heartland Government Fund (the "Fund") shall be effective only upon the approval of the Plan at a Special Meeting of Shareholders by the affirmative vote of the holders of a majority of the outstanding shares of the Fund as of the Record Date.

Article I.    Actions to be Taken Prior to Liquidation of the Fund:

       (a) As directed by the Board of Directors, the Fund shall proceed with the business of winding up its affairs.

       (b) The proper officers of the Fund are hereby authorized to perform such acts, execute and deliver such documents, and do all the things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Fund, including, but not limited to, the following: (i) fulfill or discharge the contracts of the Fund; (ii) collect the Fund's assets; (iii) sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property and assets of the Fund to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind; (iv) discharge or pay the liabilities of the Fund;
              (v) prosecute, settle or compromise claims of the Fund or to which the Fund is subject; (vi) file final state and federal tax returns and any amendments thereto; and (vii) do or cause to be done all other acts necessary or appropriate to liquidate the business of the Fund.

Article II.   State and Regulatory Filings; Delisting

       (a) The proper officer(s) shall prepare (or have prepared) and file with the Maryland Department of Assessments and Taxation Articles Supplementary to Heartland Group, Inc.'s Articles of Incorporation reflecting the elimination of the series of Heartland Group, Inc.'s Common Stock known as the Heartland Government Fund.

       (b) The proper officer(s) shall make any other filings that are required under the Maryland General Corporation Law in order for the Fund to be liquidated.

       (c) The proper officer(s) will notify the Commodity Futures Trading Commission and the National Futures Association of the Fund's termination, if necessary or appropriate.

Article III.  Liquidation Procedures

       (a) The proper officer(s) of the Fund shall cause to be prepared a notice to shareholders to prove their interests in the Fund, and to mail such notice, together with a form of letter of transmittal for the surrender of share certificates and such other information as said officers shall find necessary or desirable, to shareholders of record of the Fund as of June 26, 2000.

       (b) The proper officer(s) of the Fund shall apply the Fund=s assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, including necessary expenses of liquidation, and distribute in one or more payments the remaining assets and all dividend income and investment company net capital gain among the shareholders of the Fund, with each shareholder receiving his proportionate share of each payment.

       (c) The proper officer(s) of the Fund may, if such officers deem it appropriate, establish a reserve to meet the costs of its liquidation, including the costs of its deregistration as an investment company under the 1940 Act and its required tax filings, and any contingent liabilities of the Fund, including any claims or actions to which the Fund is or may be subject, and any amount that is placed in such reserve shall be deducted from the net assets distributable to shareholders until the contingent liabilities have been settled or otherwise determined and discharged.

       (d) In the event that the Fund is unable to distribute all of the net assets distributable to shareholders because of the inability to locate shareholders to whom liquidation distributions are payable, the proper officer(s) of the Fund may create in the name and on behalf of the Fund a liquidation trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the stockholders that cannot be located. The expense of any such trust shall be charged against the assets held therein.


                                    HEARTLAND GROUP, INC.,
                                    Heartland Government Fund



                                    By:  /s/ William J. Nasgovitz
                                       ---------------------------------
                                         William J. Nasgovitz, President
ATTEST:


/s/ Jilaine Hummel Bauer
-------------------------------
Jilaine Hummel Bauer, Secretary

[Heartland
Logo]       Heartland Funds
---------------------------
AMERICA'S VALUE INVESTOR

*** CONTROL NUMBER:  999 999 999 999 99 ***

                             HEARTLAND GROUP, INC.
                           Heartland Government Fund

Revocable Proxy for Special Meeting of Shareholders.  This Proxy Is Solicited on
                       Behalf of the Board of Directors

The undersigned hereby appoints William J. Nasgovitz, Hugh F. Denison and Paul
T. Beste, and each of them, proxy, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of the Heartland Government Fund to be held on the fourth floor of Heartland Advisors, Inc., 789 North Water Street, Milwaukee, Wisconsin 53202, at 10:00 a.m. on Tuesday, August 8, 2000, or at any adjournment thereof, with respect to the matters set forth on this proxy and described in the Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The Proposal affecting your Fund is listed on the reverse side. Be sure to read the detailed discussion of this proposal in the Proxy Statement.

                              Dated: ___________________, 2000

                              (Please sign exactly as name appears at left. If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)

                              ________________________________________________


                              ________________________________________________

                              BE SURE TO SIGN YOUR PROXY CARD!

Shares represented by this proxy will be voted as directed by the Shareholder.

IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
                                                      ---

Please vote by filling in the appropriate box below using blue or black ink or dark pencil. Do not use red ink.

                                                                                               FOR        AGAINST      ABSTAIN
     1.   To consider and adopt a Plan of Liquidation pursuant to which the Fund's
          assets will be liquidated, known liabilities satisfied and remaining                 [_]          [_]           [_]
          proceeds distributed to shareholders.

     2.   To transact such other business as may properly come before the meeting.
                                                                                               [_]          [_]           [_]